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HOMELAND SECURITY CAPITAL CORPORATION
(Name of Registrant as Specified in Its Charter)
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WE ARE NOT ASKING YOU FOR A PROXY
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Preliminary Information Statement
Dated: June 23, 2008

HOMELAND SECURITY CAPITAL CORPORATION
1005 North Glebe Road, Suite 550
Arlington, Virginia 22201
(703) 528-7073
INFORMATION STATEMENT

This information statement (the “Information Statement”) is furnished to the stockholders of HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to stockholders on or about June 23, 2008.

The corporate actions involves two Proposals (the “Proposals”):

1.  To approve an amendment to the Company’s Certificate of Incorporation to increase the common stock of the Company, par value $0.001 per share (the “Common Stock”) from 200,000,000 to 2,000,000,000 shares, and the preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”) from 3,000,000 to 10,000,000 shares.

2.  To re-elect five directors to serve as members of the Company’s Board of Directors (the “Board”) until the next annual meeting of the Stockholders or until their earlier deaths, resignations or removal from office and until their successors shall have been duly elected, qualified and seated.

ONLY THE COMPANY’S STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 11, 2008 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. STOCKHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD 66% OF THE COMPANY’S ISSUED AND OUTSTANDING VOTING SECURITIES ENTITLED TO VOTE ON THE PROPOSALS HAVE VOTED IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS ARE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ C. Thomas McMillen

C. Thomas McMillen
Chief Executive Officer, Chairman and Director

Arlington, Virginia
June 23, 2008

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TABLE OF CONTENTS
PAGE NO.

ABOUT THE INFORMATION STATEMENT	1
What is the purpose of the information statement?	1
Who is entitled to notice?	1
What corporate matters did the principal stockholders vote for and how did they vote?	1
What vote is required to approve the Proposals?	2
PROPOSAL 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK	3
Purpose of Authorizing Shares of Capital Stock	3
Certificate of Amendment	3
Advantages and Disadvantages of Increasing Authorized Common Stock	3
PROPOSAL 2 - ELECTION OF DIRECTORS	5
General	5
Directors Seeking Re-Election	5
Stockholders Who Have Voted In Favor Of The Proposals	8
STOCK OWNERSHIP	8
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	10
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	10

i

HOMELAND SECURITY CAPITAL CORPORATION
1005 North Glebe Road
Arlington, Virginia 22201
(703) 528-7073
_____________________

INFORMATION STATEMENT
June 23, 2008
_________________________

This Information Statement (the “Information Statement”) contains information related to certain corporate actions of HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”), and is expected to be mailed to stockholders on or about June 23, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s stockholders (the “Stockholders”) as of the close of business on June 11, 2008 (the “Record Date”) of corporate actions taken pursuant to the consents or authorizations of the Stockholders. Stockholders holding a majority of the Company’s outstanding Common Stock and convertible Preferred Stock (the “Voting Securities”) have acted upon certain corporate matters outlined in this Information Statement, consisting of the approval of an amendment to the Company’s Certificate of Incorporation to (i) increase the authorized Common Stock from 200,000,000 to 2,000,000,000, and the Preferred Stock from 3,000,000 to 10,000,000 shares; and (ii) re-elect C. Thomas McMillen, Philip A. McNeill, Zev E. Kaplan, Brian C. Griffin and Christopher P. Leichtweis to serve as members of the Company’s Board of Directors until the next annual meeting of the Stockholders or until their earlier deaths, resignations or removal from office and until their successors shall have been duly elected, qualified and seated.

Who is entitled to notice?

Each holder of an outstanding share of the Voting Securities of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations. Stockholders as of the close of business on the Record Date that held 66% of the Company’s issued and outstanding Voting Securities have voted in favor of the Proposals. Section 228 of the Delaware Corporation Law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent is signed by Stockholders holding at least a majority of the Company’s voting power. No action by the minority Stockholders in connection with the Proposals is required.

What corporate matters did the principal Stockholders vote for and how did they vote?

Stockholders holding 66% of the outstanding Voting Securities have voted for the following matters:

•
For the approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock from 200,000,000 to 2,000,000,000 shares, and the Preferred Stock from 3,000,000 to 10,000,000 shares (see page 3.).

•
For re-election of five directors to serve as members of the Company’s Board until the next annual meeting of the Stockholders or until his earlier deaths, resignations or removal from office and until his successors shall have been duly elected, qualified and seated (see page 5).

What vote is required to approve the Proposals?

Authorize increase of shares of Common Stock. For the Proposal to amend to the Company’s Certificate of Incorporation increasing the authorized Common Stock from 200,000,000 to 2,000,000,000 shares, and the Preferred Stock from 3,000,000 to 10,000,000 shares, the affirmative vote of the holders of a majority of the shares of the Company’s issued and outstanding Voting Securities on the Record Date, was required for approval. Stockholders holding 133,333,333 shares (or 66.0%) of the Voting Securities (including the convertible Preferred Stock on an as-converted basis) have voted for the approval of the amendment.

Election of Directors. To approve the Proposal to re-elect five directors to serve as members of the Company’s Board until the next annual meeting of the Stockholders or until his earlier deaths, resignations or removal from office and until their successors shall have been duly elected, qualified and seated, the affirmative vote of holders of a majority of the shares of the Company’s issued and outstanding Voting Securities on the Record Date, was required for approval. Stockholders holding 133,333,333 shares (or 66.0%) shares of the Voting Securities (on as-converted basis) have voted for the re-election of these Directors.

The Stockholders that have voted in favor of the Proposals and the number of shares of Voting Securities within their voting control as of the Record Date (June 11, 2008) are described below. These Stockholders own 66.0% of the Voting Securities. Accordingly, these Stockholders had sufficient shares to approve the Proposals.

PROPOSAL 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

The first Proposal relates to an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock from 200,000,000 to 2,000,000,000, and the Preferred Stock from 3,000,000 to 10,000,000. Currently, 49,346,274 shares of our Common Stock are issued and outstanding and 1,918,000 shares of Preferred Stock are issued and outstanding.

Purpose of Authorizing Shares of Capital Stock

The Company intends to use the additional Common Stock and Preferred Stock (the “Capital Stock”) for financing transactions and for acquisitions. The Board believes that it is desirable to have additional authorized shares of Capital Stock available for possible future financings, possible future acquisition transactions and other possible general corporate purposes. The Board believes that having such additional authorized shares of Capital Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of holding a special stockholders’ meeting. Although such issuance of additional shares of Capital Stock with respect to future financings and acquisitions would dilute existing Stockholders, management believes that such transactions would increase the value of the Company to its Stockholders.

In addition, the Company must authorize additional Common Stock to meets its conversion obligations with respect to previously issued convertible Preferred Stock.

Certificate of Amendment

The amendment to the Company’s Certificate of Incorporation provides for an increase in the number of shares of authorized Common Stock from 200,000,000 to 2,000,000,000, and the Preferred Stock from 3,000,000 to 10,000,000. As of June 20, 2008, 49,346,274 shares of the Common Stock were issued and outstanding, and 1,918,080 shares of the Preferred Stock were issued and outstanding. The outstanding Preferred Stock is convertible into an aggregate of 454,944,693 shares of the Common Stock (assuming full conversion of the convertible Preferred Stock at the conversion prices in effect as of June 20, 2008).

The amendment to the Company’s Certificate of Incorporation shall be filed with the Delaware Secretary of State so that Article IV of the Certificate of Incorporation shall read as follows:

“FOURTH. The total number of shares of capital stock that the Corporation has authority to issue is (i) two billion (2,000,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”); and (ii) ten million (10,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”).”

Advantages and Disadvantages of Increasing Authorized Common Stock

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized Common Stock and Preferred Stock. The advantages include:

• The ability of the Company to satisfy its obligations under existing convertible Preferred Stock.

• The ability to raise capital by issuing Capital Stock under future financing transactions, if any.

• To have shares of Common Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

• Dilution to the existing Stockholders, including a decrease in our net income per share in future periods. This dilution could cause the market price of our Common Stock to decline.

• The issuance of authorized but unissued Capital Stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to Stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board, at that time. A takeover may be beneficial to independent Stockholders because, among other reasons, a potential suitor may offer such Stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

No Appraisal Rights

Under Delaware law, the Stockholders are not entitled to appraisal rights with respect to the filing of the Certificate of Amendment.

PROPOSAL 2 - ELECTION OF DIRECTORS

General

Under the Company’s Bylaws, members of the Board are elected at an annual or special meeting of Common Stockholders. Directors are elected by the Stockholders of the Company entitled to vote thereon. Members of the Board are elected by a plurality of the votes cast by such Stockholders. Elected Directors serve until the next annual or special meeting of the Stockholders where their successors have been duly elected and qualified.

Our directors are as follows:

Name	Age	Period Served

C. Thomas McMillen	56	August 30, 2005 to Present

Christopher P. Leichtweis	49	March 19, 2008 to Present

Zev E. Kaplan	56	December 30, 2005 to Present

Philip A. McNeill	48	December 30, 2005 to Present

Brian C. Griffin	55	May 16, 2007 to Present

The Board has nominated Mr. McMillen, Mr. Leichtweis, Mr. Kaplan, Mr. McNeill and Dr. Griffin as Director-Nominees, and each has consented to serve if elected by the Company Stockholders.

The following summarizes certain information about each Director.

Directors Seeking Re-Election

Mr. McMillen, Mr. Leichtweis, Mr. Kaplan, Mr. McNeill, and Mr. Griffin are standing for re-election by the Common Stockholders at the Meeting.

C. Thomas McMillen, Chief Executive Officer and Chairman of the Board

Mr. McMillen has served as the Company’s Chief Executive Officer and Chairman of the Board since August 30, 2005 and served as the Company’s President from August 30, 2005 until March 19, 2008. Mr. McMillen also currently serves as Vice Chairman of Fortress International Group, a mission-critical firm and the successor company to Fortress America Acquisition Corporation, which completed its initial public offering in July 2005. In addition, Mr. McMillen serves as Chairman and Co-Chief Executive Officer of SAAC, a blank check company focused on the homeland security industry that completed its initial public offering in October 2007. In March 2003, Mr. McMillen co-founded Global Secure Corp., a homeland security company providing integrated products and services for critical incident responders, and served as its Chief Executive Officer until February 2004. From February 2004 until February 2005, Mr. McMillen served as a consultant to Global Secure Corp. From December 2003 to February 2004, Mr. McMillen served as Vice Chairman and Director of Sky Capital Enterprises, Inc., a venture firm, and until February 2005 served as a consultant. From March 2003 to February 2004, Mr. McMillen served as Chairman of Sky Capital Holdings, Ltd, Sky Capital Enterprises’ London stock exchange listed brokerage affiliate. Mr. McMillen has also been Chief Executive Officer of Washington Capital Advisors, a merchant bank and one of our stockholders since 2003. Mr. McMillen also served as Chairman of TPF Capital, its predecessor company, from 2001 through 2002. Mr. McMillen has also been an independent consultant throughout his career. Mr. McMillen received a Bachelor of Science in Chemistry from the University of Maryland and a Bachelor and Master of Arts from Oxford University as a Rhodes Scholar.

Christopher P. Leichtweis, President and Director

Mr. Leichtweis has served as the Company’s President and as a director of the Company since March 19, 2008. Mr. Leichtweis has been serving as chairman and chief executive officer of Safety & Ecology Holdings Corporation (“Safety”) since 1991. Mr. Leichtweis founded Safety in 1991 and over the last decade has grown the Company to its present state of over $50 million in revenue. Prior to founding Safety, he was employed by Bechtel National and Bechtel Environmental, Inc. (various business units) starting in 1985 and was a key contributor to major federal nuclear legacy programs. Mr. Leichtweis earned a B.S. in Engineering Physics from SUNY Brockport in 1983 and received his M.B.A. from the University of Tennessee in December 2003. In addition, he is a Certified Industrial Hygienist by the American Board of Industrial Hygiene. Mr. Leichtweis was nationally recognized as the Southeast United States 2005 Ernst & Young Entrepreneur of the Year award.

Zev. E. Kaplan, Director

Mr. Kaplan has served as a director of the Company since December 30, 2005. Mr. Kaplan is the founder of a law firm concentrating its practice in the areas of transportation, infrastructure, government relations, business and administrative law. Mr. Kaplan is currently General Counsel to Cash Systems Inc., a publicly traded company in the financial services business, a position he has held since March 2005. From April 1995 to the present, Mr. Kaplan has been General Counsel to the Regional Transportation Commission of Southern Nevada, where he played a key policy role in the start-up of the local transit systems and their facilities. In addition, Mr. Kaplan has had a key role in the planning and financing of numerous major public infrastructure projects in Las Vegas. Prior to starting his law firm, Mr. Kaplan spent 15 years in government service in the following capacities: Senior Deputy District Attorney with the Clark County District Attorney’s Office-Civil Division; General Counsel to the Nevada Public Service Commission; and Staff Attorney to the U.S. Senate Committee on Commerce, Science and Transportation. Mr. Kaplan received his J.D. from Southwestern University School of Law and attended Georgetown University for post-graduate legal studies; received an MBA from the University of Nevada, Las Vegas; and received a B.S. from the Smith School of Business at the University of Maryland in 1974.

Philip A. McNeill, Director

Mr. McNeill has served as a director of the Company since December 30, 2005. Mr. McNeill is a Managing Partner and the Chief Investment Officer of SPP Mezzanine Partners, the General Partner of SPP Mezzanine Funding, LP, a position he has held since November 2003. Prior to forming SPP Mezzanine Partners, Mr. McNeill served as Managing Director of Allied Capital Corporation, where he was co-head of its Private Finance and Mezzanine activities and a member of its Investment Committee. From the time of his appointment as Managing Director in 1998 until he left Allied Capital in 2002, the company grew from approximately $740 million in assets to nearly $2.4 billion. Mr. McNeill joined Allied Capital directly from M&T Capital, the SBIC investment division of M&T Bank, where he was a Vice President of M&T Capital/M&T Bank and an investment professional from 1988 to 1993. Mr. McNeill graduated from Syracuse University in 1981 with a B.S. in Business Administration, with concentrations in Accounting, Finance, and Law & Public Policy. Mr. McNeill earned his MBA from Harvard Business School in 1985.

Brian C. Griffin, Director

Dr. Griffin has served as a director of the Company since May 16, 2007. Dr. Griffin has served since January 2006 as Chairman of the Board of Clean Energy Systems. Dr. Griffin served two terms as Oklahoma’s Secretary of Environment from April 1997 to January 2003. During that time, he chaired and was a member of several committees sponsored by the U.S. Environmental Protection Agency, the U.S. Department of Energy and the Southern States Energy Board. He was also a member of the Biomass & Bio-Energy Research and Development Federal Advisory Committee, which was sponsored by the U.S. Environmental Protection Agency and the U.S. Department of Agriculture. Dr. Griffin also served as a member of the Coal & Advanced Power Systems Committee sponsored by the U.S. Department of Energy and the Southern States Energy Board from January 1999 to January 2003. In addition, he served as the National Chairman of the Interstate Technology and Regulatory Council from March 2001 to October 2003. In April 2003, President Bush appointed him to serve as the Federal Representative to the Southern States Energy Board, a position he still holds. Dr. Griffin received a Bachelor of Arts degree from Harvard University and was selected as a Rhodes Scholar. As a Rhodes Scholar, he attended Oxford University where he received his Master of Jurisprudence degree. He also earned a Juris Doctor degree from University of Oklahoma College of Law and a Master of Laws degree from Southern Methodist University.

BOARD OF DIRECTORS

Communications with the Board

Stockholders and other interested parties can communicate with the Board by mailing their communications to: Board of Directors, Homeland Security Capital Corporation, 1005 North Globe Road, Suite 550, Arlington, Virginia 22201.

Committees of the Board Of Directors

Nominating Committee.  The Board does not currently have a Nominating Committee. The Board believes that such committee is not necessary at this time because the Board believes that the full Board should approve all nominations to the Board.

Audit Committee.  Zev Kaplan, Brian Griffin and Phillip McNeill serve as members of the Audit Committee. All are independent members of the Board and our Board has determined that Mr. McNeill satisfies the criteria for an audit committee financial expert under Rule 401(e) of Regulation S-B of the rules of the SEC. Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, statement of operations and statement of cash flows. The functions of the Audit Committee are primarily to: (i) provide advice to the Board in selecting, evaluating or replacing outside auditors, (ii) review the fees charged by the outside auditors for audit and non-audit services, (iii) ensure that the outside auditors prepare and deliver annually a Statement as to Independence, (iv) meet with outside auditors to discuss the results of their examination and their evaluation of internal controls and the overall quality of financial reporting, and (v) meet with the outside auditors to discuss the scope of the annual audit and to discuss the audited financial statements. The Audit Committee met 3 times in 2007.

Compensation Committee.  Zev Kaplan, Brian Griffin and Phillip McNeill serve as members of the Compensation Committee. All are independent members of the Board. The Compensation Committee met one time in 2007.

Audit Committee Reports.  Phillip McNeill, a member of the Audit Committee, has reviewed and discussed with our independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the most recent fiscal year.

Code of Ethics

On March 16, 2004, the Board of Directors of the Company adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with SEC as an Exhibit to the Company’s Form 10-K for the year ended December 31, 2003.

Director Independence

Dr. Griffin, Mr. Kaplan and Mr. McNeill are independent directors as defined by and pursuant to NASD Rule 4200(a)(15).

Director Compensation (2007)
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Zev E. Kaplan	$20,000	$0	—	$0	$0	$0	$20,000

Philip A. McNeill	$20,000	$0	—	$0	$0	$0	$20,000

Brian C. Griffin	$15,000	$0	720,000	$0	$0	$0	$15,000

 (1) Reflects option award in May 2007 granted to Mr. Griffin upon joining the Board.

Each Director of the Company, except Mr. McMillen and Mr. Leichtweis, is entitled to receive, in 2008, $24,000 per year payable quarterly. Each member of the Compensation Committee will receive $2,000 per year and the chairman of the Compensation Committee will receive a total of $4,000 per year. Each Director of the Company will be reimbursed for reasonable expenses incurred in connection with their service on the Board. Each member of the Audit Committee will receive $2,000 per year and the chairman of the Audit Committee will receive a total of $4,000 per year. Each Director of the Company will be reimbursed for reasonable expenses incurred in connection with their service on the Board.

Upon election to the Board of Directors on December 30, 2005, each director at such time except Mr. McMillen was granted options to purchase 720,000 shares of Common Stock, of which 80,000 vested upon their election to the Board, and the remainder vests in 80,000 increments at the end of each calendar quarter thereafter. At December 31, 2007 each of the director’s option grants were fully vested with the exception of Mr. Rickertsen’s, who left the Board in April 2007 and forfeited all his options. The exercise price for the stock options granted upon election was $0.14 per share, which represents the closing share price on the date of the grant. These options expire 10 years from their grant date.

On May 16, 2007, Brian C. Griffin was elected to the Board of Directors and was granted options to purchase 720,000 shares of Common Stock, which vest in 90,000 increments each calendar quarter beginning in June 2007. At June 20, 2008, 360,000 of Mr. Griffin’s options were vested. The exercise price for Mr. Griffin’s stock options was $0.12 per share, which represents the closing share price on the date of the grant. These options expire 10 years from their grant date.

Legal Proceedings

None of the Company’s Directors are involved in legal proceedings which would have a material adverse effect on the Company.

Stockholders Who Have Voted In Favor Of The Proposals

The table below indicates the holders of shares of the Voting Securities that have voted (on as-converted basis) in favor of the two (2) Proposals.

SHAREHOLDER	COMMON SHARES OWNED	PERCENTAGE OWNERSHIP OF COMMON STOCK(1)
C. Thomas McMillen	23,333,333	11.6%
Christopher P. Leichtweis	110,000,000	54.4%
	133,333,333	66.0%

(1)	Applicable percentage of ownership is based on 49,346,274 of Common Stock outstanding as of June 6, 2008 (and adjusted to reflect any conversion of preferred stock for voting purposes).

STOCK OWNERSHIP

Principal Stockholders. The following table sets forth information with respect of the beneficial ownership as of June 6, 2008, for any person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.

Name and Address	Title of Class	Shares Beneficially Owned		Percent of Class (1)

YA Global Investments, L.P. 101 Hudson St Jersey City, NJ 07302	Common Stock, Preferred Stock and Warrants	5,115,185	(2)	9.9%

Frank P. Crivello	Common Stock	3,000,303		6.0%

(1)
Applicable percentage of ownership is based on 49,346,274 shares of Common Stock outstanding as of June 20, 2008 together with securities convertible or exercisable into shares of Common Stock within 60 days for the stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities that are currently exercisable or exercisable within 60 days of June 20, 2008, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Out of these shares, 500,000 shares of Common Stock were acquired as compensation pursuant to a Securities Purchase Agreement, dated February 6, 2006, by and between the Company and YA Global Investments L.P. (“YA”). YA also holds warrants to purchase 81,166,666, 1,000,000 and 800,000 shares of our Common Stock at a price of $0.03, $1.00 and $0.15 per share, respectively. In addition, YA holds shares of our Series F Preferred Stock convertible into approximately 10,000,000 shares of our Common Stock at $0.10 per share, 358,080 shares of our Series G Preferred Stock convertible into 1,611,360 shares of our Common Stock and 9,675 shares of our Series H Convertible Preferred Stock (the “Series H Stock”) convertible into 322,500,000 shares of our Common Stock. YA cannot convert either our warrants or preferred stock into shares of Common Stock that would cause YA to own more than 9.9% of the issued and outstanding Common Stock. The Series H Stock vote on an as-converted basis but YA Global’s voting power may not exceed 9.9% with respect it its Series H Stock. The Series F Stock and the Series G Stock have no voting rights. The remaining shares of Common Stock beneficially owned by YA were acquired from us through various private placement transactions and open market purchases.

 Management. The following table shows the amount of Capital Stock beneficially owned by the Company’s directors, executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of June 20, 2008.

Name and Address	Title of Class	Shares Beneficially Owned		Percent of Class

C. Thomas McMillen	Common Stock	31,300,000	(1)	45.9%

Christopher P. Leichtweis	Common Stock	121,313,523	(2)	71.1%

Michael T. Brigante	Common Stock	461,550	(3)	0.9%

Zev E. Kaplan	Common Stock	720,000	(4)	1.4%

Philip A. McNeill	Common Stock	720,000	(5)	1.4%

Brian C. Griffin	Common Stock	360,000	(6)	0.7%

All Officers and Directors as Group	Common Stock	154,875,073		80.8%

The applicable percentage of beneficial ownership is based on 49,346,274 shares of Common Stock outstanding as of June 20, 2008, together with securities convertible or exercisable into shares of Common Stock within 60 days for each stockholder. Shares of Common Stock subject to securities that are currently exercisable or exercisable within 60 days of June 20, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. Unless otherwise indicated, all of the shares are owned directly, and the person has sole voting and dispositive power. Except as otherwise indicated, the business address for each of the following persons is 1005 North Glebe Road, Suite 550, Arlington, Virginia 22201.

(1)
Mr. McMillen owns 12,500,000 shares of Common Stock and 325 shares of Series H Stock which are convertible into 10,833,333 shares of common stock. On August 30, 2005, McMillen was granted option to purchase 5,800,000 shares of Common Stock pursuant to the McMillen Employment Agreement, all of which are currently exercisable. Mr. McMillen also owns warrants to purchase 2,166,667 shares of common stock at $0.03 per share.

(2)
Mr. Leichtweis owns 505,473 shares of Series I Convertible Preferred Stock convertible into 101,094,600 shares of Common Stock. Mr. Leichtweis also owns warrant to purchase 20,218,923 shares of Common Stock.

(3)
Mr. Brigante was granted options, on July 10, 2006, to purchase 750,000 shares of Common Stock, of which 519,210 were cancelled on May 10, 2007 and 230,790 were exercisable on March 28, 2008. On May 10, 2007, Mr. Brigante was separately granted options to purchase 519,210 shares of Common Stock, of which 230,760 were exercisable on June 20, 2008. The balance vests in increments of 57,690 at the end of each calendar quarter.

(4)	Mr. Kaplan was granted options to purchase 720,000 shares of Common Stock in December 2005. All of these options were exercisable on June 20, 2008.

(5)	Mr. McNeill was granted options to purchase 720,000 shares of Common Stock in December 2005. All of these options were exercisable at June 20, 2008.
(6)
Mr. Griffin was granted options to purchase 720,000 shares of Common Stock in May 2007, of which 360,000 were exercisable on June 20, 2008. The balance vests in 90,000 increments at the end of each calendar quarter.

Required Vote

The passing of the Proposals required the affirmative vote of a majority of 202,107,107 shares of the Voting Securities issued and outstanding on June 20, 2008 (calculated with 9.9% of the Series H Stock and 100% of the Series I Stock issued and outstanding on June 20, 2008 on an as converted basis).

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Other than Christopher P. Leichtweis, no officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company. Mr. Leichtweis owns 505,473 shares of the Company’s Series I Convertible Preferred Stock (the “Series I Stock”). The Series I Stock is convertible into Common Stock and currently the Company does not have a sufficient number of authorized but unissued shares of its Common Stock to fulfill its obligations if Mr. Leichtweis and the holders of the Series H Stock were to elect to convert such Preferred Stock into Common Stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple Stockholders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 1005 North Glebe Road, Suite 550, Arlington, Virginia 22201; or by calling the Company at (703) 528-7073, and requesting a copy of the Information Statement. A Stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ C. Thomas McMillen

C. Thomas McMillen
Chief Executive Officer, Chairman and
Arlington, Virginia	Director
June 23, 2008